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                                                                      EXHIBIT 16




Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549


Dear Sirs/Madams:

We have read Item 4 of EpicEdge, Inc.'s Form 8-K dated October 22, 2003, and we agree with the statements made therein.


Yours truly,


/s/ Deloitte & Touche LLP